SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                                   Form 8-K/A


                                 CURRENT REPORT


                         Pursuant to Section 13 or 15(d)
                     of the Securities Exchange Act of 1934


Date of Report (Date of earliest event reported):

                                September 1, 1998
--------------------------------------------------------------------------------


                             Obie Media Corporation
--------------------------------------------------------------------------------
               (Exact name of registrant as specified in charter)



   Oregon                           000-21623                        93-0966515
--------------------------------------------------------------------------------
(State or other                (Commission File No.)              (IRS Employer
jurisdiction of                                             Identification No.)
incorporation)



  4211 West 11th Avenue,           Eugene,           Oregon           97402
--------------------------------------------------------------------------------
(Address of principal executive offices)                           (Zip Code)




Registrant's telephone number, including area code:

                                    (541) 686-8400
--------------------------------------------------------------------------------

                 Item 7 (Financial Statements and Exhibits)is amended to add the following

                        (a)  Financial Statements of the business acquired

                             Philbin & Coine, Inc. Balance Sheets as of August 31, 1998 and December 31, 1997 and 1996, and the related Statements of Operations and Shareholders' Equity (Deficit)and of Cash Flows for the years ended December 31, 1997, 1996 and 1995 and the eight months ended August 31, 1998 and independent auditors report.

                         (b) Pro Forma Financial Information

                             (1) Obie Media Corporation Pro Forma Consolidated
                                 Balance Sheets as of August 31, 1998
                                 (unaudited)

                             (2) Obie Media Corporation Pro Forma Consolidated
                                 Statements of Income for the nine months ended August 31, 1998 and year ended November 30, 1997 (unaudited)

                             (3) Notes to Pro Forma Consolidated Financial
                                 Statements (unaudited)


Signature

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this amendment to be signed on its behalf by the undersigned, thereunto duly authorized.


                                                     Obie Media Corporation
                                                     ----------------------
                                                           (Registrant)


         Date:     November 12, 1998                 By  /s/ James W. Callahan
              -------------------------                -------------------------
                                                       James W. Callahan
                                                       Chief Financial Officer

Item 7. (a)












                      PHILBIN & COINE, INC.

                      FINANCIAL STATEMENTS
                      AS OF DECEMBER 31, 1996 AND 1997 AND AUGUST 31, 1998 TOGETHER WITH AUDITOR'S REPORT

                              PHILBIN & COINE, INC.
                              ---------------------

                          INDEX TO FINANCIAL STATEMENTS
                          -----------------------------


                                                               Page
                                                               ----
REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS                         1

BALANCE SHEETS AS OF DECEMBER 31, 1996 AND 1997,
   AND AUGUST 31, 1998                                           2

STATEMENTS OF OPERATIONS FOR THE YEARS ENDED
   DECEMBER 31, 1995, 1996 AND 1997, AND FOR THE EIGHT
   MONTHS ENDED AUGUST 31, 1997 (UNAUDITED) AND 1998             3

STATEMENTS OF SHAREHOLDERS' EQUITY (DEFICIT) FOR THE
   YEARS ENDED DECEMBER 31, 1995, 1996 AND 1997, AND FOR
   THE EIGHT MONTHS ENDED AUGUST 31, 1998                        4

STATEMENTS OF CASH FLOWS FOR THE YEARS ENDED
   DECEMBER 31, 1995, 1996 AND 1997, AND FOR THE EIGHT
   MONTHS ENDED AUGUST 31, 1997 (UNAUDITED) AND 1998             5

NOTES TO FINANCIAL STATEMENTS                                    6

                  REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS



To Philbin & Coine, Inc.:

We have audited the accompanying balance sheets of Philbin & Coine, Inc. as of December 31, 1996 and 1997, and August 31, 1998, and the related statements of operations, shareholders' equity (deficit), and cash flows for each of the three years in the period ended December 31, 1997, and for the eight months ended August 31, 1998. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatements. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Philbin & Coine, Inc. as of December 31, 1996 and 1997, and August 31, 1998, and the results of its operations and its cash flows for each of the three years in the period ended December 31, 1997, and for the eight months ended August 31, 1998, in conformity with generally accepted accounting principles.



/s/ Arthur Andersen LLP
-----------------------
Arthur Andersen LLP



Philadelphia, Pa.,
    September 18, 1998

                              PHILBIN & COINE, INC.
                              ---------------------

                                 BALANCE SHEETS
                                 --------------
                                                                     December 31
                                                          -----------------------------------   August 31,
                                                                 1996              1997            1998
                                                          ---------------   ---------------  ---------------
                               ASSETS
                               ------
CURRENT ASSETS:
   Cash and cash equivalents                              $         1,020   $       205,123  $        59,652
   Marketable securities                                              --            222,261              --
   Accounts receivable, net of allowance for doubtful
     accounts of $21,974, $22,093 and $22,184,
     respectively                                                 700,760           707,820        1,077,485

   Prepaid expenses and other current assets                      239,800           102,528           42,832
                                                          ---------------   ---------------  ---------------
                  Total current assets                            941,580         1,237,732        1,179,969

PROPERTY AND EQUIPMENT, net                                       352,799           247,342          273,564

OTHER ASSETS                                                       40,970             9,392           11,680
                                                          ---------------   ---------------  ---------------
                                                          $     1,335,349   $     1,494,466  $     1,465,213
                                                          ===============   ===============  ===============

                      LIABILITIES AND SHAREHOLDERS' EQUITY
                      ------------------------------------
                                   (DEFICIT)
                                   ---------
CURRENT LIABILITIES:

   Checks outstanding in excess of cash deposits          $       118,475   $           --   $           --
   Current portion of long-term debt                               75,538            79,796           56,503
   Line of credit                                                     --            150,000          300,000
   Accounts payable                                                80,613            76,113           39,084
   Accrued expenses                                               991,264           794,816          517,540
   Deferred revenue                                                32,103            82,491          235,407
                                                          ---------------   ---------------  ---------------
                  Total current liabilities                     1,297,993         1,183,216        1,148,534

LONG-TERM DEBT, less current portion                              189,576           110,073           71,976

OTHER LONG-TERM LIABILITIES                                        60,000               --               --
                                                          ---------------   ---------------  ---------------
                  Total liabilities                             1,547,569         1,293,289        1,220,510
                                                          ---------------   ---------------  ---------------
COMMITMENTS (Note 10)

SHAREHOLDERS' EQUITY (DEFICIT):
   Common stock, without par value, 200 shares
     authorized, 200 shares issued and 170 shares
     outstanding                                                   77,342            77,342           77,342

   Treasury stock, at cost, 30 shares of Common stock            (196,312)         (196,312)        (196,312)
   Retained earnings (Accumulated deficit)                        (93,250)          320,147          363,673
                                                          ---------------   ---------------  ---------------
                  Total shareholders' equity (deficit)           (212,220)          201,177          244,703
                                                          ---------------   ---------------  ---------------
                                                          $     1,335,349   $     1,494,466  $     1,465,213
                                                          ===============   ===============  ===============

The accompanying notes are an integral part of these statements.

                              PHILBIN & COINE, INC.
                              ---------------------

                            STATEMENTS OF OPERATIONS
                            ------------------------


                                                                                          Eight Months Ended
                                                Year Ended December 31                        August 31
                                     ---------------------------------------------  -----------------------------
                                          1995            1996            1997           1997            1998
                                     -------------   -------------   -------------  -------------   -------------
                                                                                     (unaudited)

REVENUES:
   Transit advertising               $   6,706,552   $   5,926,277   $   6,786,454  $   3,941,756   $   6,076,187
   Less- Agency commissions               (658,583)       (581,960)       (666,430)      (387,080)       (596,682)
                                     -------------   -------------   -------------  -------------   -------------

                  Net revenues           6,047,969       5,344,317       6,120,024      3,554,676       5,479,505
                                     -------------   -------------   -------------  -------------   -------------

OPERATING EXPENSES:

   Direct advertising expenses           4,300,326       3,707,239       4,736,854      3,083,326       4,060,713
   General and administrative            1,896,502       1,923,871       1,645,256        980,179       1,371,573
   Depreciation and amortization           129,695         150,362         104,608         69,737          59,205
                                     -------------   -------------   -------------  -------------   -------------

                                         6,326,523       5,781,472       6,486,718      4,133,242       5,491,491
                                     -------------   -------------   -------------  -------------   -------------

                  Operating loss          (278,554)       (437,155)       (366,694)      (578,566)        (11,986)
                                     -------------   -------------   -------------  -------------   -------------


OTHER EXPENSE (INCOME):
   Gain on Transit Agreement sales             --         (236,000)       (695,704)      (695,704)            --
   Service and other income (Note 8)      (220,509)       (119,169)        (75,479)       (57,322)        (61,207)
   Interest expense                         44,721          25,860          28,904         18,560          30,428
   Interest and dividend income            (21,256)        (11,499)        (37,812)       (25,842)        (24,733)
                                     -------------   -------------   -------------  -------------   -------------

                                          (197,044)       (340,808)       (780,091)      (760,308)        (55,512)
                                     -------------   -------------   -------------  -------------   -------------
NET INCOME (LOSS)                    $     (81,510)  $     (96,347)  $     413,397  $     181,742   $      43,526
                                     =============   =============   =============  =============   =============

The accompanying notes are an integral part of these statements.

                              PHILBIN & COINE, INC.
                              ---------------------

                  STATEMENTS OF SHAREHOLDERS' EQUITY (DEFICIT)
                  --------------------------------------------



                                                                                    Retained
                                       Common Stock           Treasury Stock        Earnings
                                  ----------------------------------------------  (Accumulated
                                   Shares      Amount      Shares       Amount      (deficit)      Total
                                  --------   ---------    --------   -----------   ----------    ---------
BALANCE, JANUARY 1, 1995               200   $  77,342         --    $       --    $   84,607      161,949

   Net loss                            --          --          --            --       (81,510)     (81,510)
                                  --------   ---------    --------   -----------   ----------    ---------

BALANCE, DECEMBER 31, 1995             200      77,342         --            --         3,097       80,439

   Purchase of Common stock for        --          --           30      (196,312)         --      (196,312)
     Treasury

   Net loss                            --          --          --            --       (96,347)     (96,347)
                                  --------   ---------    --------   -----------   ----------    ---------

BALANCE, DECEMBER 31, 1996             200      77,342          30      (196,312)     (93,250)    (212,220)

   Net income                          --          --          --            --       413,397      413,397
                                  --------   ---------    --------   -----------   ----------    ---------

BALANCE, DECEMBER 31, 1997             200      77,342          30      (196,312)     320,147      201,177


   Net income                          --          --          --            --        43,526       43,526
                                  --------   ---------    --------   -----------   ----------    ---------

BALANCE, AUGUST 31, 1998               200   $  77,342          30   $  (196,312)  $  363,673      244,703
                                  ========   =========    ========   ===========   ==========    =========

The accompanying notes are an integral part of these statements.

                              PHILBIN & COINE, INC.
                              ---------------------

                            STATEMENTS OF CASH FLOWS
                            ------------------------                                          Eight Months Ended
                                                             Year Ended December  31            August 31
                                                     ---------------------------------   -----------------------
                                                        1995        1996        1997        1997         1998
                                                     ---------   ---------   ---------   ----------   ----------
                                                                                          (unaudited)
CASH FLOWS FROM OPERATING ACTIVITIES:
     Net income (loss)                               $ (81,510)  $ (96,347)  $ 413,397   $  181,742   $   43,526
     Adjustments to reconcile net income (loss) to
     net cash provided by (used in) operating
     activities-
         Depreciation and amortization                 129,695     150,362     104,608       69,737       59,205
         Gain on Transit Agreement sales                   --     (236,000)   (695,704)    (695,704)         --
         Gain on asset sales                               --          --          --           --       (17,603)
         Changes in assets and liabilities--
           (Increase) decrease in-
               Accounts receivable                    (129,105)     92,276      (7,060)    (130,512)    (369,665)
               Prepaid expenses and other
                 current assets                         38,754    (186,128)    137,272      150,245       59,696
               Other assets                             10,531      (4,356)     (1,757)      (1,756)      (2,288)
           Increase (decrease) in-
               Accounts payable                         26,845      41,937      (4,500)     (28,529)     (37,029)
               Accrued expenses                         11,064     142,726    (196,448)     (39,925)    (277,276)
               Deferred revenue                          2,600     (49,138)     50,388       47,642      152,916
               Other long-term liabilities                 --       60,000     (60,000)     (60,000)         --
                                                     ---------   ---------   ---------   ----------   ----------
                  Net cash provided by (used in)
                    operating activities                 8,874     (84,668)   (259,804)    (507,060)    (388,518)
                                                     ---------   ---------   ---------   ----------   ----------
CASH FLOWS FROM INVESTING ACTIVITIES:
     Capital expenditures                             (170,369)   (100,778)   (100,112)    (100,112)     (88,903)
     Proceeds from disposition of property
       and equipment                                       --          --          --           --         8,050
     Proceeds from Transit Agreement sales                 --      236,000     830,000      830,000          --
     Purchases of marketable securities                    --          --     (473,258)    (466,965)      (1,731)
     Proceeds from sales of marketable securities          --          --      250,997      250,997      237,021
                                                     ---------   ---------   ---------   ----------   ----------
                  Net cash provided by (used in)
                    investing activities              (170,369)    135,222     507,627      513,920      154,437
                                                     ---------   ---------   ---------   ----------   ----------
CASH FLOWS FROM FINANCING ACTIVITIES:
     Net borrowings (payments) on line of credit        50,000     (50,000)    150,000      150,000      150,000
     Checks outstanding in excess of cash deposits         --      118,475    (118,475)     (99,362)         --
     Proceeds from long-term debt                      149,000     220,000         --           --           --
     Payments on long-term debt                       (249,544)   (361,895)    (75,245)     (58,518)     (61,390)
     Purchase of Common stock for Treasury                 --      (52,842)        --           --           --
                                                     ---------   ---------   ---------   ----------   ---------
                  Net cash provided by (used in)
                    financing activities               (50,544)   (126,262)    (43,720)      (7,880)      88,610
                                                     ---------   ---------   ---------   ----------   ----------
NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENT
                                                      (212,039)    (75,708)    204,103       (1,020)    (145,471)
CASH AND CASH EQUIVALENTS, beginning
   of period                                           288,767      76,728       1,020        1,020      205,123
                                                     ---------   ---------   ---------   ----------   ----------
CASH AND CASH EQUIVALENTS,
   end of period                                     $  76,728   $   1,020   $ 205,123   $      --    $   59,652
                                                     =========   =========   =========   ==========   ==========
SUPPLEMENTAL DISCLOSURE OF CASH FLOWS INFORMATION:
     Cash paid for interest                          $  44,721   $  25,860   $  28,904   $   18,560   $   30,428
                                                     =========   =========   =========   ==========   ==========

The accompanying notes are an integral part of these statements.

                              PHILBIN & COINE, INC.
                              ---------------------

                          NOTES TO FINANCIAL STATEMENTS
                          -----------------------------

                 DECEMBER 31, 1996 AND 1997 AND AUGUST 31, 1998
                 ----------------------------------------------

                     (Information for the eight months ended
                          August 31, 1997 is unaudited)



1.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

Company
-------

Philbin & Coine, Inc. (the "Company"), a New York corporation, provides turnkey advertising services through exclusive contracts with municipal and regional transit systems across the United States, principally in Ohio, Wisconsin, Virginia, Florida and Connecticut.

Interim Financial Statements
----------------------------

The financial statements for the eight months ended August 31, 1997 are unaudited, and in the opinion of management, include all adjustments (consisting only of normal recurring adjustments) necessary for a fair presentation of the results of its operations for the eight months ended August 31, 1997. The results of operations for the eight months ended August 31, 1998, are not necessarily indicative of the results to be expected for the entire year.

Use of Estimates
----------------

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Revenue Recognition
-------------------

The Company has contracts to provide future advertising to its customers. Advertising revenue is recognized ratably over the period the advertising is displayed. Payments received and amounts billed for advertising revenue in advance of display are deferred.

Concentration of Credit Risk
----------------------------

Financial instruments that potentially subject the Company to concentrations of credit risk consist principally of cash and accounts receivable. The Company places its cash with high credit quality financial institutions. Concentrations of credit risk with respect to accounts receivable are not significant due to the large number of customers, and their dispersion across different industries and geographic areas.

At August 31, 1998, the Company had Transit Agreements with approximately 20 transit authorities. Customers advertising on transit vehicles owned by five of these authorities represented 61%, 73% and 79% of the Company's total revenues for the years ended December 31, 1995, 1996 and 1997, and 78% and 76% of the Company's total revenues for the eight months ended August 31, 1997 and 1998, respectively.

Transit Agreements typically range from three to five years and are subject to renewal either at the discretion of the transit authority or upon mutual agreement between the Company and the transit authority. Generally, these agreements require the Company to pay the transit authority the greater of a percentage of the related advertising revenues or a guaranteed minimum amount (see Note 9).

Fair Value of Financial Instruments
-----------------------------------

The Company's financial instruments consist of cash, accounts receivable, marketable securities, accounts payable, accrued expenses and debt instruments. At December 31, 1996 and 1997 and August 31, 1998, the fair value of the Company's financial instruments are estimated to be equal to their reported carrying value. The carrying value of long-term debt approximates fair value. The resulting estimates of fair value require subjective judgments and are approximates. Changes in the methodologies and assumptions could significantly affect the estimates.

Cash and Cash Equivalents
-------------------------

Cash consists of demand deposits with federally insured banks. At times, balances may exceed amounts insured.

Marketable Securities
---------------------

Marketable securities consist of amounts invested in a high-yield bond mutual fund. The Company determines the appropriate classification of marketable securities at the time of purchase and reevaluates such designation at each balance sheet date. Marketable securities have been classified as available-for-sale and are carried at fair value, which approximated cost at December 31, 1997.

Prepaid Expenses and Other Current Assets
-----------------------------------------

Prepaid expenses and other current assets primarily consist of payments for items the Company anticipates will be utilized within one year and include payments for insurance rent and deposits. Included in the balance at December 31, 1996, is a proposal deposit of $71,000.

Property and Equipment
----------------------

Property and equipment are stated at cost. Depreciation is provided on the straight-line method over the estimated useful lives. Normal repairs and maintenance are expensed as incurred. The cost and accumulated depreciation of assets sold or otherwise retired are removed from the accounts and the resulting gain or loss is recognized.

Severance Agreement
-------------------

In July 1996, the Company entered into a severance agreement with an employee, requiring payments of $230,000 in 23 monthly installments. This cost was recorded in 1996 and is included in general and administrative expenses in the accompanying statements of operations.

Income Taxes
------------

The Company is an "S" Corporation for federal and state income tax purposes and, accordingly, is not taxed as a separate entity. The Company's taxable income or loss is allocated to each stockholder and recognized on their individual income tax returns.

Recently Issued Accounting Standards
------------------------------------

In June 1997, the FASB issued SFAS No. 131, "Disclosure about Segments of an Enterprise and Related Information." SFAS No. 131 applies to all public companies and is effective for fiscal years beginning after December 15, 1997. SFAS No. 131 requires that business segment financial information be reported in the financial statements utilizing the management approach. The management approach is defined as the manner in which management organizes the segments within the enterprise for making operating decisions and assessing performance. Management believes that the adoption of SFAS No. 131 will not have a material impact on the financial statements.

2.  PROPERTY AND EQUIPMENT:
    -----------------------

Property and equipment consist of the following:

                                             December 31
                                    ----------------------------   August 31,
                                        1996          1997            1998
                                    ------------   ------------  -------------

 Furniture and fixtures             $    392,643   $    442,153    $   457,133
 Vehicles                                119,768        147,771        132,771
 Bus shelters                            566,266        463,864        535,789
                                    ------------   ------------  -------------

                                       1,078,677      1,053,788      1,125,693

 Less - Accumulated depreciation        (725,878)      (806,446)      (852,129)
                                    ------------   ------------  -------------


                                    $    352,799   $    247,342    $   273,564
                                    ============   ============    ===========


Depreciation expense for the years ended December 31, 1995, 1996 and 1997, and the eight months ended August 31, 1997 and 1998, was $96,362, $117,029, $104,608, $69,737 and $59,205, respectively.

3.  OTHER ASSETS:
    -------------

Other assets consist of the following:

                                            December 31
                                    ----------------------------  August 31,
                                        1996          1997           1998
                                    ------------   ------------  -------------

 Acquired Transit Agreement         $   200,000    $      --     $       --
 Deposits                                 7,635         9,392          11,680
                                    ------------   ------------  -------------

                                        207,635         9,392          11,680
 Less- Accumulated amortization        (166,665)          --              --
                                    ------------   ------------  -------------

                                    $    40,970    $    9,392    $     11,680
                                    ============   ============  =============

The Transit Agreement was acquired in 1992 and sold in January 1997.

4.  ACCRUED EXPENSES:
    -----------------

Accrued expenses consist of the following:

                                            December 31
                                    ----------------------------   August 31,
                                        1996           1997           1998
                                    ------------   ------------  ------------


 Transit authority fees             $    731,357  $    639,850    $   378,378
 Payroll and related items               128,070        65,583         63,836
 Other                                   131,837        89,383         75,326
                                    ------------  ------------  -------------

                                    $    991,264  $    794,816    $   517,540
                                    ============  ============    ===========


5.  LINE OF CREDIT AGREEMENT:
    -------------------------

In January 1997, the Company entered into an $800,000 demand line of credit agreement with a bank. In September 1998, the line of credit was repaid in connection with the sale of the Company (see Note 11). The interest rate on the line was at the bank's prime rate (8.5% at August 31, 1998) plus 1%. The line of credit was secured by all of the Company's assets and the personal guarantee of the Company's sole shareholder.

At August 31, 1998, the amount available for borrowing under the line of credit was $800,000. At December 31, 1997 and August 31, 1998, outstanding borrowings under the line were $150,000 and $300,000, respectively.

6.  LONG-TERM DEBT:
    ---------------

Long-term debt consists of the following:

                                                      December 31
                                              ----------------------------   August 31,
                                                  1996          1997            1998
                                              ------------  ------------  -------------
Note payable to bank, payable in monthly
 installments of $5,435 including interest
 at 8.5%, through October 2000

                                             $    212,272  $    163,448    $    128,479

Note payable to former stockholder,
 interest at 8.25%
                                                    52,842        26,421             --
                                              ------------  ------------  -------------

                                                   265,114       189,869         128,479
 Less- Current portion                             (75,538)      (79,796)        (56,503)
                                              ------------  ------------  --------------
                                              $    189,576  $    110,073  $       71,976
                                              ============  ============  ==============

The note payable to bank, which was cross-collateralized with the line of credit (see Note 5), was also secured by all of the Company's assets and the personal guarantee of the Company's sole shareholder. In September 1998, the note was repaid in connection with the sale of the Company (see Note 11).

7.  REPURCHASE OF STOCKHOLDER'S INTEREST:
    -------------------------------------

Prior to July 1996, the Common stock was owned by two individuals. In July 1996, the Company purchased the 15% interest, or 30 shares of Common stock, held by one of its shareholders for $196,312. The consideration paid to the retiring shareholder was forgiveness of a $90,628 loan due to the Company, $52,842 in cash and a $52,842 note (see Note 6).

8.  RELATED-PARTY TRANSACTIONS:
    ---------------------------

The Company had a financial and accounting services agreement with an entity whose majority owner is the sole stockholder of the Company. This entity also managed transit authority advertising. The agreement was terminated on December 31, 1997. For the years ended December 31, 1995, 1996, and 1997, and the eight months ended August 31, 1997, the Company generated service revenues of $172,000, $81,000, $44,000 and $29,333, respectively. Service revenues generated under this agreement have been classified as a component of other expense (income) in the accompanying statements of operations.

9.  COMMITMENTS:
    ------------

The Company is required under certain Transit Agreements to remit the greater of a percentage of the related advertising revenues or a guaranteed minimum amount. At August 31, 1998, future guaranteed minimum payments under these Transit Agreements are as follows for the years ending December 31:

Remainder of 1998 (4 months)                     $   1,461,289
1999                                                 4,753,929
2000                                                 5,247,983
2001                                                 4,266,841
Thereafter                                           1,546,000

The Company leases office space under noncancelable operating leases expiring through February 2002. Rent expense under these leases for the years ended December 31, 1995, 1996 and 1997, and for the eight months ended August 31, 1997 and 1998, was $91,292, $102,338, $102,526, $70,972 and $77,192, respectively.
The Company leases certain transportation equipment under noncancelable operating leases expiring through March 2001. Rent expense under these leases for the years ended December 31, 1995, 1996 and 1997, and for the eight months ended August 31, 1997 and 1998, was $11,514, $9,101, $12,628, $7,943 and $8,426,
respectively. At August 31, 1998, future minimum lease payments for all operating leases above are as follows:

Remainder of 1998 (4 months)                     $   26,715
1999                                                 77,020
2000                                                 75,058
2001                                                 63,250
2002                                                  4,859

At August 31, 1998, the Company had outstanding letters of credit of $408,750 with several municipal transit authorities, which expire through 1999.

10.  EMPLOYEE BENEFIT PLAN:
     ----------------------

The Company has a 401(k) defined contribution plan for eligible employees. Employees are eligible to participate in the plan provided they are at least
20.5 years old and have completed six months of service. Employer matching contributions are up to 50% of employee contributions up to a maximum of 5% of the employee's salary in addition to a discretionary amount which is determined on an annual basis. Employee contributions are fully vested, while employer contributions vest ratably over six years. For the years ended December 31, 1995, 1996 and 1997, and the eight months ended August 31, 1997 and 1998, employer contributions to the plan were $18,477, $17,423, $14,731, $9,906 and $9,294, respectively.

11.  SALE OF BUSINESS:
     -----------------

In September 1998, all of the outstanding stock of the Company was sold to Obie Media Corporation ("Obie"). Obie is a full-service, out-of-home advertising company providing transit and outdoor advertising in various regions throughout the United States.

Item 7. (b)











                                    OBIE MEDIA CORPORATION

                                    UNAUDITED PRO FORMA CONSOLIDATED
                                    FINANCIAL STATEMENTS
                                    AS OF AUGUST 31, 1998 AND NOVEMBER 30, 1997
                                    TOGETHER WITH AUDITORS' REPORT

                             OBIE MEDIA CORPORATION
                 UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET
                              AS OF AUGUST 31, 1998

                                     ASSETS
                                                                             Unaudited
                                                                             Pro Forma
                                 Obie Media    Philbin &     Pro Forma      Consolidated
                                 Corporation   Coine, Inc.  Adjustments     As Adjusted
                                 -----------   ----------   -----------     ------------
CURRENT ASSETS:
  Cash and cash equivalents      $    90,895   $   59,652   $        -      $   150,547
  Accounts receivable, net         3,433,357    1,077,485            -        4,510,842
  Prepaid expenses and other
    current assets                 1,157,193       42,832       19,119(e)     1,219,144
  Deferred income taxes              644,997            -            -          644,997
                                 -----------   ----------   ----------      -----------
     Total current assets          5,326,442    1,179,969       19,119        6,525,530

PROPERTY AND EQUIPMENT, net       10,017,554      273,564            -       10,291,118

GOODWILL                                   -            -    7,741,639 (a)    7,741,639

OTHER ASSETS                         403,705       11,680     (109,677)(b)      305,708
                                 -----------   ----------   ----------      -----------
     Total assets                $15,747,701   $1,465,213   $7,651,081      $24,863,995
                                 ===========   ==========   ==========      ===========

                      LIABILITIES AND SHAREHOLDERS' EQUITY
CURRENT LIABILITIES:
  Checks outstanding in
    excess of cash deposits      $   224,552      $     -      $     -      $   224,552
  Current portion of long-
    term debt                      1,182,039       56,503      (56,503)(c)    1,182,039
  Line of credit                   1,527,198      300,000     (300,000)(c)    1,527,198
  Accounts payable                   177,661       39,084            -          216,745
  Accrued expenses                 1,283,680      517,540            -        1,801,220
  Accrued compensation                     -            -            -                -
  Deferred revenue                   889,567      235,407            -        1,124,974
                                 -----------   ----------   ----------      -----------
     Total current
       liabilities                 5,284,697    1,148,534     (356,503)       6,076,728
                                 -----------   ----------   ----------      -----------

DEFERRED TAX LIABILITIES             733,103            -            -          733,103

LONG-TERM DEBT, less current
  portion                          5,434,227       71,976    7,528,024 (d)   13,034,227
                                 -----------   ----------   ----------      -----------
     Total liabilities            11,452,027    1,220,510    7,171,521       19,844,058

MINORITY INTEREST IN
  SUBSIDIARY                          77,993            -            -           77,993

SHAREHOLDERS' EQUITY:
  Preferred stock                          -            -            -                -
  Common stock                     6,316,864       77,342      435,158 (f)    6,829,364
  Treasury stock                           -     (196,312)     196,312 (f)            -
  Options for common stock                 -            -      211,763 (g)      211,763
  Retained earnings
    (accumulated deficit)         (2,099,183)     363,673     (363,673)(f)   (2,099,183)
                                 -----------   ----------   ----------      -----------
     Total shareholders'
       equity                      4,217,681      244,703      479,560        4,941,944
                                 -----------   ----------   ----------      -----------
     Total liabilities and
       shareholders' equity      $15,747,701   $1,465,213   $7,651,081      $24,863,995
                                 ===========   ==========   ==========      ===========

          The accompanying notes are an integral part of this unaudited pro forma consolidated balance sheet.

                             OBIE MEDIA CORPORATION

              UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF INCOME

                    FOR THE NINE MONTHS ENDED AUGUST 31, 1998




                                                                                 Unaudited
                                                                                 Pro Forma
                                     Obie Media      Philbin &     Pro Forma    Consolidated
                                     Corporation    Coine, Inc.  Adjustments    As Adjusted
                                     -----------    ----------   ----------     -----------
REVENUES:
  Outdoor advertising                $ 4,252,092       $     -       $    -     $ 4,252,092
  Transit advertising                 10,619,404     6,076,187            -      16,695,591
  Less- Agency commissions            (1,409,004)     (596,682)           -      (2,005,686)
                                     -----------    ----------   ----------     -----------
     Net revenues                     13,462,492     5,479,505            -      18,941,997

OPERATING EXPENSES:
  Direct advertising expenses          8,556,792     4,060,713            -      12,617,505
  General and administrative           2,222,152     1,371,573            -       3,593,725
  Start-up costs                          99,194             -            -          99,194
  Depreciation and
    amortization                         581,578        59,205      387,082 (h)   1,027,865
                                     -----------    ----------   ----------     -----------
     Operating income (loss)           2,002,776       (11,986)    (387,082)      1,603,708

OTHER (INCOME) EXPENSE:
  Interest expense                       479,342        30,428      368,244 (i)     878,014
  Minority interest in
    subsidiary                            42,569             -            -          42,569
  Other                                        -       (85,940)           -         (85,940)
                                     -----------    ----------   ----------     -----------
INCOME BEFORE INCOME TAXES             1,480,865        43,526     (755,326)        769,065

INCOME TAX PROVISION                     562,795             -     (270,484)(j)     292,311
                                     -----------    ----------   ----------     -----------
NET INCOME                           $   918,070    $   43,526   $ (484,842)    $   476,754
                                     ===========    ==========   ==========     ===========

NET INCOME PER SHARE:
  Basic and diluted                                                                    0.12

SHARES USED IN PER SHARE
  CALCULATIONS                                                                    3,909,419

          The accompanying notes are an integral part of this unaudited pro forma consolidated statement.

                             OBIE MEDIA CORPORATION

              UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF INCOME

                      FOR THE YEAR ENDED NOVEMBER 30, 1997




                                                                                  Unaudited
                                                                                  Pro Forma
                                      Obie Media     Philbin &     Pro Forma     Consolidated
                                      Corporation    Coine, Inc.   Adjustments   As Adjusted

REVENUES:
  Outdoor advertising                $ 5,373,609    $        -   $         -    $ 5,373,609
  Transit advertising                  9,251,346     6,786,454             -     16,037,800
  Less- Agency commissions            (1,322,129)     (666,430)            -     (1,988,559)
                                     -----------    ----------   -----------    -----------
     Net revenues                     13,302,826     6,120,024             -     19,422,850

OPERATING EXPENSES:
  Direct advertising expenses          8,004,869     4,736,854             -     12,741,723
  General and administrative           2,241,849     1,645,256             -      3,887,105
  Start-up costs                         236,743             -             -        236,743
  Depreciation and
    amortization                         664,207       104,608       516,109 (h)  1,284,924
                                     -----------    ----------   -----------    -----------
     Operating income (loss)           2,155,158      (366,694)     (516,109)     1,272,355

OTHER (INCOME) EXPENSE:
  Transit agreement sales                      -      (695,704)            -       (695,704)
  Interest expense                       584,258        28,904       502,659 (i)  1,115,821
  Minority interest in
    subsidiary                             8,017             -             -          8,017
  Other                                  (51,492)     (113,291)            -       (164,783)
                                     -----------    ----------   -----------    -----------
INCOME BEFORE INCOME TAXES             1,614,375       413,397    (1,018,768)     1,009,004

INCOME TAX PROVISION                     614,311             -      (230,041)(j)    384,270
                                     -----------    ----------   -----------    -----------
NET INCOME                           $ 1,000,064    $  413,397   $  (788,727)   $   624,734
                                     ===========    ==========   ===========    ===========


NET INCOME PER SHARE:
  Basic and diluted                                                                    0.16

SHARES USED IN PER SHARE
  CALCULATIONS                                                                    3,950,230

          The accompanying notes are an integral part of this unaudited pro forma consolidated statement.

                             OBIE MEDIA CORPORATION
                             ----------------------

                          NOTES TO FINANCIAL STATEMENTS
                          -----------------------------
                      AUGUST 31, 1998 AND NOVEMBER 30, 1997
                      -------------------------------------


1.  BASIS OF PRESENTATION:
    ----------------------

The accompanying unaudited pro forma consolidated financial statements have been prepared to present the effect of the acquisition (the Acquisition) of Philbin & Coine, Inc. (P&C) by Obie Media Corporation (the Company) on September 1, 1998. P&C, a New York corporation, provides turnkey advertising services through exclusive contracts with municipal and regional transit systems across the United States, principally in Ohio, Wisconsin, Virginia and Connecticut. The unaudited pro forma statements of income for the nine months ended August 31, 1998 and for the fiscal year ended November 30, 1997 have been prepared based upon the historical statements of income of P&C and the Company as if the Acquisition had occurred on the first date of each such period. The unaudited pro forma consolidated balance sheet as of August 31, 1998 has been prepared based upon the historical balance sheets of P&C and the Company as if the Acquisition had occurred on August 31, 1998.

For purposes of the unaudited pro forma consolidated financial statements (i) the statement of income of the Company for the nine months ended August 31, 1998 has been combined with the statement of income of P&C for the eight months ended August 31, 1998, (ii) the statement of income of the Company for the fiscal year ended November 30, 1997 has been combined with the statement of income of P&C for the fiscal year ended December 31, 1997, and (iii) the balance sheet of the Company as of August 31, 1998 has been combined with the balance sheet of P&C as of August 31, 1998.

The unaudited pro forma consolidated financial statements give effect to the Acquisition under the purchase method of accounting.

The unaudited pro forma consolidated financial statements may not be indicative of the results of operations or financial position that would have occurred if the Acquisition had been in effect as of the beginning of the respective periods or as of the balance sheet date, nor do they purport to indicate the results of operations of the Company for any future period or as of any future date. The unaudited pro forma consolidated financial statements should be read in conjunction with the Company's audited financial statements and notes thereto, included in the Company's Form 10-K for the year ended November 30, 1997. Management believes that all adjustments necessary to present fairly such unaudited pro forma consolidated financial statements have been made based on the terms and structure of the Acquisition.

2.  PRO FORMA ADJUSTMENTS:
    ----------------------

The pro forma entries consist of the following:

                                                                     As of and
                                                                      For the
                                                                        Nine
                                                                       Months            For the
                                                                       Ended            Year Ended
Balance Sheet                                                        August 31,        November 30,
-------------                                                           1998               1997
                                                                    ----------         ----------
(a) To record the goodwill associated with the Acquisition          $7,741,639         $     -

(b) To transfer deferred Acquisition costs to goodwill                (109,677)              -

(c) To record the payoff of P&C debt balances associated
    with the Acquisition:
         Current portion of long-term debt                             (56,503)              -
         Line of credit                                               (300,000)              -

(d) To record the long-term borrowings utilized for the
    Acquisition
                                                                     7,600,000               -
    To record the payoff of P&C debt balances associated
    with  the Acquisition:
         Long-term debt                                                (71,976)              -

(e) To record a receivable from selling shareholder for
    purchase price adjustment
                                                                        19,119               -
(f) To record the elimination of P&C historical equity
    balances:
         Common stock                                                  (77,342)              -
         Treasury stock                                                196,312               -
         Retained earnings                                            (363,673)              -

    To record the issuance of common stock related to the
    Acquisition                                                        512,500               -

(g) To record the issuance of vested options related to
    the Acquisition                                                    211,763               -

Income Statement

(h) To record the amortization of goodwill, based on a
    15-year life                                                       387,082         516,109

(i) To record interest expense related to P&C acquisition
    debt                                                               368,244         502,659

(j) To record income taxes for P&C at an effective rate of
    38%                                                                 16,540         157,091

    To record the tax benefit on the amortization of
    goodwill                                                          (147,091)       (196,122)

    To record the tax benefit on the additional interest
    expense                                                           (139,933)       (191,010)